Exhibit 10.01

AIRCRAFT SALE AND PURCHASE AGREEMENT

THIS AIRCRAFT SALE AND PURCHASE AGREEMENT (“Agreement”), dated as of March 4, 2005, is by and between TAXI AEREO DE VERACRUZ, S.A. de C.V., a corporation organized under the laws of Mexico, located at Privada Antonio Chedraui Caram #248, Colonia Encinal, C.P. 91180, Xalapa, Veracruz, MEXICO, as seller (“Seller”), and Guitar Center, Inc., a corporation organized under the laws of the State of Delaware, located at 5795 Lindero Canyon Road, Westlake Village, CA, 91362, as buyer (“Buyer”).  Buyer and Seller are collectively referred to herein as the “Parties”, or individually as a “Party,” as context requires.

RECITALS:

A.                                   Seller is the legal and beneficial owner of the Aircraft (as defined below), and

B.                                     Buyer wishes to purchase the Aircraft from Seller, and Seller is willing to sell the Aircraft to Buyer, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

1.               Definitions.  The following terms, when capitalized, shall have the following meanings for all purposes of this Agreement:

“Acceptance Certificate” shall mean the document evidencing receipt and acceptance of the Aircraft by Buyer, in the form attached hereto as Exhibit A.

“Aircraft” shall mean the Airframe, Engines, Parts, and Records.

“Aircraft Registry” shall mean the Federal Aviation Administration of the United States.

“Airframe” shall mean one (1) Falcon 50 aircraft, excluding the Engines, and bearing manufacturer’s serial number 210 and bearing Mexican Registration XA-TXB.

“Bills of Sale” shall mean (a) a Federal Aviation Administration Bill of Sale; and (b) a Warranty Bill of Sale, in the form attached hereto as Exhibit B, conveying full legal and beneficial title of the Aircraft, free and clear of any and all liens, to Buyer.

“Business Day” shall mean a day other than a Saturday or a Sunday on which the banks in the State of Minnesota are open for business.

“Closing” shall mean the closing of the sale and purchase of the Aircraft hereunder on the

Closing Date.

“Closing Date” shall mean a date on or before March 31, 2005, as agreed by the Parties, or otherwise as the Parties may mutually agree, at the time at which the transfer of title, possession, and risk of loss to the Aircraft takes place pursuant to this Agreement, which transfer shall occur when the Aircraft is located in Portland, Oregon and the Purchase Price, as defined herein, has been paid by Buyer to Seller.  The transfer of title, possession, and risk of loss shall be evidenced by the delivery of the Bills of Sale by Seller to Buyer, and delivery of the Certificate of Acceptance by Buyer to Seller.

“Delivery Conditions” shall mean those conditions set forth in Exhibit C attached hereto.

“Engines” shall mean the three Garrett TPE-731-3-1C engines installed on the Airframe, with manufacturer’s serial numbers P76784, P76735, P76783, respectively.

“Escrow Account” shall mean the following bank account:

U.S. Bank, N.A.

ABA 091 000 022

Bnf Acct - 180121167365

Bnf name:  USBANK CT WIRE CLRG

Bnf Address:  60 Livingstone Avenue, St. Paul, MN 55107-2292

OBI:  Aero Records & Title Co. Trust Account

Account No. 75-R064-009

Reference: XA-TXB

“Escrow Agent” shall mean Aero Records & Title Company, 3300 South Lakeside Drive, Oklahoma City, OK 73179.

“FAA” shall mean the Federal Aviation Administration.

“Parts” shall mean any and all equipment, appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other property of whatever nature (other than Engines), relating to the Airframe and Engines, including (i) any such items that may be loose on the Airframe on Closing Date, and (ii) any such items that are incorporated or installed in or attached to the Airframe or any Engine installed on such Airframe on the Closing Date.

“Person” shall mean any individual, firm, partnership, joint venture, trust, corporation, government entity, committee, department, authority, or any body, incorporated or unincorporated, whether having distinct legal personality or not.

“Purchase Price” is defined in Paragraph 3(a) hereof.

“Records” shall mean (i) all historical maintenance records of the Airframe, Engines and Parts; (ii) all logbooks and inspection, modification and overhaul records, if any, relating to the Airframe, Engines, and Parts; (iii) all required manuals that are in Seller’s possession for operation, maintenance and servicing of the Airframe, Engines, and Parts; and (iv) manufacturer service agreements or warranties relating to the Airframe, Engines, and Parts.  “Records” do not include any proprietary information, trade secrets, or patents, copyrights, trademarks, or other intellectual property of Seller or of any third party.

“Transaction Documents” shall mean this Agreement, the Bills of Sale, the Acceptance Certificate, and any other document executed and delivered pursuant hereto by Buyer, on the one hand, and Seller, on the other hand, to each other on the Closing Date.

2.                                       Sale of Aircraft.  Pursuant to all of the terms and conditions specified herein, Seller hereby agrees to sell the Aircraft to Buyer, and Buyer hereby agrees to purchase the Aircraft from Seller, on the Closing Date.  It is the express intent of the Parties that the conveyances contemplated hereby be, and be construed as, an absolute sale of the Aircraft.  Upon execution and delivery of the Bills of Sale to Buyer hereunder, Seller shall have transferred to Buyer (a) full legal and beneficial title to the Aircraft, free and clear of any and all liens whatsoever, and (b) to the extent assignable, all rights of Seller to service and warranty rights with respect to the Aircraft.  The sale of the Aircraft does not include any proprietary information, trade secrets, or patents, copyrights, trademarks, or any other intellectual property of Seller or of any third party.

3.                                       Purchase Price.

(a)                                  The purchase price (“Purchase Price”) for the Aircraft shall be Ten Million Five Hundred Thousand U.S. Dollars (US $10,500,000.00).  The Purchase Price shall be paid in full to Seller, without any deduction or withholding whatsoever, whether in respect of set-off, counterclaim, duties, or taxes of any kind.

(b)                                 Prior to the date of this Agreement, Buyer shall have deposited into the Escrow Account an initial payment in the amount of Fifty Thousand U.S. Dollars (US $50,000.00) in cash (“Initial Deposit”).  The Initial Deposit shall be applied to the Purchase Price at Closing.  Of the Initial Deposit, Twenty-One Thousand U.S. Dollars ($21,000.00) shall be non-refundable and was transferred to the Seller prior to the date of this Agreement.  The remaining Twenty-Nine Thousand Dollars ($29,000.00) shall be refunded to Buyer if the Closing does not occur for any reason by March 31, 2005.

(c)                                  Upon completion of the pre-purchase inspection pursuant to Paragraph 4(a) and compliance by Seller with Paragraph 4(b), Buyer shall make a further deposit of One Million U.S. Dollars (U.S. $1,000,000.00) into the Escrow Account (“Second Deposit”).  The Second Deposit shall be fully refundable until applied to the Purchase Price at Closing.

(d)                                 Buyer shall deposit the balance of the Purchase Price by wire transfer to the Escrow Account at least 48 hours prior to the Closing Date.

(e)                                  Prior to the Closing Date, the Parties shall position with Escrow Agent fully executed copies of the Bills of Sale, Acceptance Certificate, and proof of Seller’s status as an additional insured on Buyer’s aviation liability insurance policy.

(f)                                    Delivery and acceptance of the Aircraft, and transfer of title, risk of loss, and possession of the Aircraft shall occur in Portland, Oregon.

(g)                                 Subject to the fulfillment of the Conditions to Closing set out in Paragraph 7, the following events shall occur in the following sequence at Closing:

(i)                                     Buyer shall deliver to Seller the Acceptance Certificate.

(ii)                                  Buyer shall deliver to Seller proof of Seller’s status as an additional insured on Buyer’s aviation liability insurance policy as required by Paragraph 11.

(iii)                               Seller shall deliver to Buyer the Bills of Sale.

(iv)                              Buyer shall pay to Seller the Purchase Price for the Aircraft.

(v)                                 Seller shall deliver and Buyer shall accept delivery of the Aircraft in Portland, Oregon.

Completion of the steps specified in this Paragraph 3(g) shall be deemed to have occurred simultaneously.

4.                                       Buyer’s Inspection.

(a)                                  Buyer has performed a preliminary visual inspection and a pre-purchase inspection of the Aircraft at an FAA certificated repair station to which Seller moved the Aircraft at its sole expense prior to the date of this Agreement.

(b)                                 Seller shall cure at its expense prior to Closing (i) any discrepancy discovered during the pre-purchase inspection that would render the Aircraft ineligible for a certificate of airworthiness, and (ii) any system determined during the pre-purchase inspection not to be within maintenance manual limits.

(c)                                  Seller in its sole discretion may elect not to meet the requirement of the preceding Paragraph 4(b) and to terminate this Agreement.  In the event of such termination, Seller shall return to Buyer all deposits in the Escrow Account, less the $21,000 non-refundable portion of the Initial Deposit, and neither Party shall have any further obligation to the other under this Agreement.

5.                                       Condition of Aircraft.

(a)                                  ON THE CLOSING DATE, THE AIRCRAFT SHALL BE SOLD TO BUYER “AS IS, WHERE IS,” EXCEPT TO THE EXTENT THIS AGREEMENT MAY SPECIFICALLY PROVIDE OTHERWISE.

SELLER HEREBY DISCLAIMS ANY AND ALL OBLIGATIONS AND LIABILITIES TO BUYER IN TORT WITH RESPECT TO THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO NEGLIGENCE AND STRICT LIABILITY.

EXCEPT AS SET FORTH IN PARAGRAPH 6(a), SELLER ALSO DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO

(A) ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT) OR ANY WARRANTY OF MERCHANTABILITY;

(B) ANY REPRESENTATION REGARDING THE ABSENCE OF ANY DEFECTS IN THE AIRCRAFT, REGARDLESS OF WHETHER ANY DEFECTS THAT MAY EXIST ARE DISCOVERABLE, ARE KNOWN OR UNKNOWN, OR ARE APPARENT OR CONCEALED;

(C) ANY REPRESENTATION REGARDING THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT OR OF ANY OTHER INTELLECTUAL PROPERTY;

(D) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE; AND

(E) ANY REPRESENTATION AS TO (i) THE CAPACITY, AGE, VALUE, QUALITY,

DESCRIPTION, WORKMANSHIP, MATERIALS, CONSTRUCTION, PERFORMANCE, AIRWORTHINESS, CONDITION, DESIGN, OR OPERATION OF THE AIRCRAFT OR OF ANY PART THEREOF, OR (ii) THE CONDITION OR THE COMPLETENESS OF AIRCRAFT RECORDS.

BUYER HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF, OR RELIANCE UPON, ANY SUCH OBLIGATIONS, LIABILITIES, WARRANTIES, OR REPRESENTATIONS.

(b)                                 In the event of a total loss or constructive total loss of the Aircraft prior to Closing, this Agreement shall terminate, Seller shall instruct the Escrow Agent to return to Buyer all deposits in the Escrow Account, less the $21,000 non-refundable portion of the Initial Deposit which has been transferred to Seller, and neither Buyer nor Seller shall have any further obligation to the other Party under this Agreement or the Term Sheet and Letter of Intent between Seller and Buyer dated January 12, 2005.

(c)                                  If Seller does not satisfy the Delivery Conditions listed in Exhibit C hereto, Buyer shall have the right to terminate this Agreement.  In the event of such termination, Seller shall return to Buyer all deposits in the Escrow Account, less the $21,000 non-refundable portion of the Initial Deposit, and neither Buyer nor Seller shall have any further obligation to the other under this Agreement.

6.                                       Representations and Warranties.

(a)                                  Seller represents and warrants to Buyer as of the date hereof and on the Closing Date that:

(1)                                  it is a corporation duly organized, validly existing, and in good standing under the laws of Mexico and has the power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder;

(2)                                  Seller has duly authorized by all necessary action the execution, delivery, and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby;

(3)                                  assuming the validity of execution and delivery by any other parties, the Transaction Documents executed and delivered by Seller constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by general principles of equity or by laws of bankruptcy or insolvency or similar laws respecting creditors’ rights generally;

(4)                                  the execution and delivery of, the performance of its obligations under, and compliance by Seller with, the Transaction Documents to which it is a party will in no way exceed the powers granted to Seller by, or violate in any respect any provision of, or cause a breach or default of:

(i)                                     any law or regulation or any order or decree of any governmental authority, agency, or court, or generally accepted interpretation thereof, or any judgment, decree or permit to which Seller is subject;

(ii)                                  the constitutional documents of Seller; or

(iii)                               any existing agreement of Seller with any other party;

(5)                                  Seller has full legal and beneficial title to and beneficial ownership of the Aircraft, free and clear of all liens, encumbrances and security interests; and the Aircraft is currently registered in the name of Seller by the Dirección General de Aeronautica Civil (“DGAC”) of Mexico;

(6)                                  Seller has not received notice of, and is not aware of, any outstanding notices or demands from any governmental entity or from any other Person claiming authority in respect of such Aircraft that would require any work or other action to be taken in respect of the Aircraft or that would require the payment of any taxes or charges or the expenditure of any money in respect of the Aircraft;

(7)                                  all of Seller’s liabilities for taxes and other governmental, quasi-governmental and other charges with regard to the Aircraft that are due for payment have been paid, or the same have been properly accrued for in accordance with generally accepted accounting principles and will, if due for payment, be paid prior to the Closing Date;

(8)                                  Seller is not aware of any outstanding claims, whether or not asserted, related to the Aircraft;

(9)                                  no warranty claims are pending against the manufacturers of the Aircraft or against any other Person in respect of the Aircraft, including the Engines;

(10)                            to the best of Seller’s knowledge, the Aircraft logbook and Aircraft modification and overhaul records are true, accurate, and complete;

(11)                            the Aircraft has a current valid certificate of airworthiness issued in the name of Seller by the DGAC;

(12)                            to the best of Seller’s knowledge, the Aircraft has never been registered in the United States;

(13)                            Since 1996 the Seller has held Mexican license No. 102.419-3356 from the Dirección General Aeronática de Civil of Mexico to conduct international charter transportation of passengers as an air taxi;

(14)                            Since 1997, Seller has held exemption authority from the U.S. Department of Transportation to conduct charter passenger operations between Mexico and the United States;

(15)                            Seller holds operations specifications from the U.S. Federal Aviation Administration under Part 129 of Title 14 of the Code of Federal Regulations; and

(16)                            Seller purchased the Aircraft in 2003 and exported the Aircraft from France to Mexico in 2003.

(b)                                 Buyer represents and warrants to Seller as of the date hereof and on the Closing Date that:

(1)                                  it is a corporation duly organized and validly existing under the laws of the governmental jurisdiction in which it is incorporated and has the power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder;

(2)                                  Buyer has duly authorized by all necessary action the execution, delivery, and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby;

(3)                                  assuming the validity of execution and delivery by any other parties, the Transaction Documents executed and delivered by Buyer constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by general principles of equity or by laws of bankruptcy or insolvency or similar laws respecting creditors’ rights generally;

(4)                                  the execution and delivery of, the performance of its obligations under, and compliance by Buyer with, the Transaction Documents to which it is a party will in no way exceed the powers granted to Buyer by, or violate in any respect any provision of, or cause a breach or default of:

(i)                                     any law or regulation or any order or decree of any governmental authority, agency, or court, or generally accepted interpretation thereof, or any judgment, decree or permit to which Buyer is subject;

(ii)                                  the constitutional documents of Buyer; or

(iii)                               any existing agreement of Buyer with any other party;

(5)                                  to the knowledge of Buyer, no actions or proceedings are pending or threatened against Buyer or any of its property before any court, arbitrator or administrative agency that, if adversely determined, would materially adversely affect the ability of Buyer to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party;

(6)                                  neither the execution and delivery by Buyer of this Agreement nor the consummation of any of the transactions by Buyer contemplated hereby requires the consent or approval of, the giving of notice to, or the taking of any other action in respect of, any trustee or holder of any indebtedness or obligation of Buyer or of any governmental authority or agency, except such as has been, or will be, obtained, given, or taken by the Closing Date;

(7)                                  Buyer has independently, without reliance on Seller, and based upon such information and materials as it deems appropriate, made its own appraisal of and investigation into the condition and value of the Aircraft, the results of which are satisfactory to Buyer in its sole discretion.

(c)                                  The representations of Seller in Paragraph 6(a) and the representations of Buyer in Paragraph 6(b) shall survive for two years from the Closing Date.

7.                                       Conditions to Closing.

(a)                                  It is a condition to the Buyer’s obligation to close on the Aircraft on the Closing Date that:

(1)                                  Seller’s representations and warranties contained in Paragraph 6(a) shall be true and correct in all material respects;

(2)                                  Seller shall have performed or shall tender performance of its obligations hereunder with respect to the Aircraft and the Transaction Documents;

(3)                                  The Aircraft shall conform to the Delivery Conditions and there shall be no deterioration in the condition of the Aircraft (normal wear and tear excepted) since the date of Buyer’s inspection pursuant to Paragraph 4;

(4)                                  The Aircraft shall have been deregistered by the DGAC, and Buyer shall have received written evidence from the FAA of such deregistration as of the Date and Time of Closing.

(b)                                 It is a condition to the Seller’s obligation to close on the Aircraft on the Closing Date that:

(1)                                  Buyer’s representations and warranties contained in Paragraph 6(b) shall be true and correct in all material respects; and

(2)                                  Buyer shall pay the Purchase Price for the Aircraft as provided in Paragraph 3(a) and shall have performed or shall tender performance of its other obligations hereunder with respect to the Aircraft and Transaction Documents.

(3)                                  Buyer shall pay Seller U.S. $25,500 to compensate Seller for costs associated with transportation of the Aircraft from Mexico to Portland, Oregon via an intermediate stop in Arizona.

(4)                                  Buyer shall provide proof of Seller’s status as an additional insured on Buyer’s aviation liability insurance policy as required by Paragraph 11.

8.                                       Buyer’s Indemnity.  Buyer agrees to indemnify, reimburse and hold harmless Seller and each of its shareholders, directors, beneficiaries, affiliates, servants, agents, employees, successors and assigns (the “Seller Indemnitees”), from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines, other sanctions, and any costs and expenses in connection therewith, including costs of investigation and reasonable attorneys’ fees and expenses, that may result from or arise in any manner out of or in relation to an event occurring from and after the Closing and that arise out of or relate to (i) the condition, ownership, leasing, subleasing, purchase, possession, disposition, use or operation of the Aircraft, either in the air or on the ground, or (ii) any proprietary rights, trade secrets, or patent, copyright, trademark, or other intellectual property of Seller or of a third party that may be associated with ownership or operation of the Aircraft, or (iii) any defect in the Aircraft arising from any material or article used therein, from the design, testing, or use thereof, or from any maintenance, service, repair, overhaul, or testing of the Aircraft, regardless of when such defect shall be discovered, whether or not such Aircraft is at the time in the possession of Buyer, and regardless of where such Aircraft may then be located.

9.                                       Seller’s Indemnity.  Seller agrees to indemnify, reimburse and hold harmless Buyer and each of its shareholders, directors, beneficiaries, affiliates, servants, agents, employees, successors and assigns (the “Buyer Indemnitees”), from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines, other sanctions, and any costs and expenses in connection therewith, including costs of investigation and reasonable attorneys’ fees and expenses, which may result from or arise in any manner out of or in relation to good and marketable Aircraft title, free and clear of all liens and security interests.

10.                                 Taxes and Costs and Expenses.

(a)                                  Buyer shall assume responsibility for and indemnify Seller for any and all federal, state and local taxes and like charges, duties, fees, and assessments of any kind, including, but not limited to, value added, property, ad valorem, franchise, consumption, sales, or use taxes, that may be assessed, imposed, or levied

(i) by the United States or its political subdivisions as a result of or in connection with

(A) the purchase, acceptance, or registration of the Aircraft pursuant to this Agreement,

(B) the ownership or operation of the Aircraft at or after Closing; provided, however, that, in the case of clauses (A) and (B), Buyer shall not be responsible for or required to indemnify Seller for U.S. federal, state or local taxes on Seller’s income or Seller’s capital gains, or

(ii) by Mexico or its political subdivisions as a result of or in connection with ownership or operation of the Aircraft at or after Closing.

(b)                                 Seller shall assume responsibility for and indemnify Buyer for any and all federal, state and local taxes and like charges, duties, fees, and assessments of any kind, including, but not limited to, value added, property, ad valorem, franchise, consumption, sales, or use taxes, that may be assessed, imposed, or levied

(i) by Mexico or its political subdivisions as a result of or in connection with

(A) the sale, delivery, or deregistration of the Aircraft pursuant to this Agreement, or

(B) the ownership or operation of the Aircraft before the Closing Date; provided, however, that, in the case of clauses (A) and (B), Seller shall not be responsible for or required to indemnify Buyer for Mexican federal, state or local taxes on Buyer’s income or Buyer’s capital gains, or

(ii) by the United States or its political subdivisions as a result of or in connection with ownership or operation of the Aircraft before Closing.

(c)                                  Notwithstanding Paragraphs 4(a) and 4(b), Buyer shall assume responsibility for and shall indemnify Seller for any import duties, fees or costs assessed, imposed, or levied in connection with importing the Aircraft into the United States for sale to Buyer, regardless of whether such import is deemed to have occurred at, before, or after Closing.

(d)                                 Seller and Buyer shall cooperate to minimize any tax liability that might arise as a result of the transaction contemplated by this Agreement.

(e)                                  Except as otherwise provided herein, Buyer and Seller shall each pay their own costs and expenses (including legal costs) relating to this transaction.  Buyer and Seller shall share equally the fees, costs and expenses of the Escrow Agent.  Seller shall bear any fees, costs and expenses due to Fernandez Aviation or Gaston Fernandez for broker or other services provided in connection with this Agreement and the transactions contemplated hereunder.

Buyer shall bear any fees, costs and expenses due to Edward Kapitanski for broker services provided in connection with this Agreement and the transactions contemplated hereunder.

11.                                                                                 Insurance.  For a period of two (2) years from the Closing Date, Buyer, either directly or through any subsequent purchasers or lessees of the Aircraft, shall provide and maintain third-party liability insurance on the Aircraft and shall include Seller as an additional insured on each such aviation liability insurance policy, which policy or policies shall provide not less than Fifty Million US Dollars (US $ 50,000,000) in third-party liability coverage.  Buyer shall provide, or cause any subsequent purchasers or lessees of the Aircraft to provide, proof of Seller’s status as such additional insured.

12.                                                                                 Miscellaneous.

(a)                                  Notice.  All notices required or permitted hereunder shall be in writing and may be delivered in person, faxed, sent by email, or sent by a reputable international courier service using the following information or comparable information that either party may give to the other from time to time through proper notice.  Any such notice shall be effective when received by the other party.

Notice Information for Seller:

Taxi Aero de Veracruz, S.A. de C.V.
Privada Antonio Chedraui Caram #248
Colonia Encinal
C.P. 91180, Xalapa, Veracruz
MEXICO
Attention: Mr. Antonio Chedraui
Tel:	011-52-228-814-1667
Fax:	011-52-228-814-4957
Email:	antonio@chedraui.com.mx

Notice Information for Buyer:

Guitar Center, Inc.
5795 Lindero Canyon Road
Westlake Village, CA 91362
Attention: Mr. Bruce Ross
Tel:	818-735-8888
Fax:	818-735-4923
Email:	bross@guitarcenter.com

(b)                                 Assignment of Records.  Effective as of Closing, Seller hereby assigns to Buyer all of Seller’s right, title and interest in and to all Records.

(c)                                  Remedies Cumulative.  No right or remedy of any Party provided for herein is exclusive of any other right or remedy, but all such rights and remedies are cumulative of every other right and remedy provided for herein, at law, in equity, by statute, or otherwise, and may be exercised concurrently or separately from time to time.

(d)                                 Applicable Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York (without regard to any conflicts of law rule which might result in the application of the laws of any other jurisdiction), including all matters of construction, validity and performance.

(e)                                  Severability.  Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only, without invalidating the remaining provisions hereof in such jurisdiction and without invalidating any of the provisions hereof in any other jurisdiction.

(f)                                    Further Assurances.  Each Party will promptly, at any time and from time to time, execute and deliver to the other Party such further instruments and documents, and take such further action as the requesting Party may from time to time reasonably request, as necessary to carry out this Agreement or to establish and protect the rights, interests, and remedies created hereunder.

(g)                                 Written Changes Only.  No term or provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by both Parties.

(h)                                 Exclusivity.  This Agreement is the complete and exclusive statement of the Parties with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, agreements, representations, statements, letters of intent, negotiations, and undertakings among Seller and Buyer and their respective agents and representatives with respect to the subject matter hereof.

(i)                                     No Broker.  Except as provided in Paragraph 10(e), neither Party has employed or retained any broker or remarketing agent in connection with the sale of the Aircraft.  Each Party agrees to pay, indemnify, and hold harmless the other Party from and against any and all liabilities, losses, costs, damages, claims and expenses (including reasonable attorneys’ fees and litigation costs) that the other Party shall ever suffer or incur because of any claim by any broker or agent claiming by, through, or under the indemnifying Party, whether or not meritorious, for any fee, commission or other compensation with respect to the sale or purchase of the Aircraft.

(j)                                     Confidentiality.  This Agreement and each of the other Transaction Documents are privileged and confidential.  Neither Party will disclose, or cause to be disclosed, the contents of this Agreement or of any of the other Transaction Documents to any Person, except (a) to the extent necessary to enforce a Party’s rights under any of the Transaction Documents, (b) to a Party’s agents, attorneys and accountants, (c) to the extent required by law, (d) to the extent that such information is publicly available prior to such disclosure, or (e) with the prior written consent of the other Party.  Seller acknowledges that Buyer will attach a copy of this Agreement to an 8-K filing with the United States Securities and Exchange Commission to be made shortly after execution of this Agreement.

(k)                                  Counterparts.  This document may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same original.

IN WITNESS WHEREOF, the Parties hereto have executed this Aircraft Sale and Purchase Agreement on the date first set forth above.

TAXI AERO DE VERACRUZ, S.A. de C.V., as Seller

By:	/s/ Antonio Chedraui

Name:	Antonio Chedraui

Title:	President

GUITAR CENTER, INC., as Buyer

By:	/s/ Bruce Ross

Name:	Bruce Ross

Title:	Chief Financial Officer

Exhibit A

to Aircraft Sale and Purchase Agreement

ACCEPTANCE CERTIFICATE

THIS ACCEPTANCE CERTIFICATE is delivered on March     , 2005, by, GUITAR CENTER, INC. (“BUYER”), to TAXI AEREO DE VERACRUZ, S.A. de C.V. (“SELLER”), pursuant to the Aircraft Sale and Purchase Agreement, dated as of March 4, 2005, between SELLER and BUYER (the “Agreement”).

Capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.                                       DETAILS OF ACCEPTANCE:

BUYER confirms to SELLER that BUYER has at            o’clock on this              day of March 2005 (the “Effective Time”), at Portland, Oregon accepted the following, in accordance with the provisions of the Agreement:

a.  One Falcon 50 Aircraft, Manufacturer’s Serial Number 210, including all associated Parts;

b.  Three Garrett TPE-731-3-1C Engines; Manufacturer’s Serial Numbers P76784, P76735, P76783, including all associated Parts;

c.  The Records related to the Airframe, Engines, and Parts.

2.                                       ACCEPTANCE:

BUYER hereby confirms that the Aircraft and Records (identified in 1(a), (b), and (c) above) are acceptable to it for all purposes and satisfy the Delivery Conditions as required under the Agreement.

IN WITNESS WHEREOF, BUYER has, by its duly authorized representative, executed this Certificate of Acceptance on the date stated in Paragraph 1 above.

GUITAR CENTER, INC.

By:

Name:Bruce RossTitle:	Chief Financial Officer

Exhibit B to Aircraft Sale and Purchase Agreement

WARRANTY BILL OF SALE

Taxi Aereo de Veracruz, S.A. de C.V., a corporation organized under the laws of Mexico and located at Privada Antonio Chedraui Caram #248, Colonia Encinal, C.P. 91180, Xalapa, Veracruz, MEXICO (“Seller”), is the legal and beneficial owner of that certain Falcon 50 aircraft bearing manufacturer’s serial number 210, and last bearing Mexican registration XA-TXB, consisting of

(a)          said aircraft excluding the Engines (the “Airframe”);

(b)         three Garrett TPE-731-3-1C engines with manufacturer’s serial numbers P76784, P76735, P76783 installed thereon (the “Engines”);

(c)          all equipment, appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other property that may be loose on, incorporated in, installed on, or attached to the Airframe or Engines on the date hereof (the “Parts”); and

(d)         all historical maintenance records of the Airframe, Engines, and Parts; all logbooks and inspection, modification and overhaul records, if any, relating to the Airframe, Engines, and Parts; all required manuals that are in Seller’s possession for operation, maintenance, and servicing of the Airframe, Engines, and Parts; and manufacturer service agreements or warranties relating to the Airframe, Engines, and Parts (the “Records”);

as provided in the Aircraft Sale and Purchase Agreement dated March 4, 2005, between Seller and Guitar Center, Inc., a corporation organized under the laws of Delaware, and located at 5795 Lindero Canyon Road; Westlake Village, CA 91362 (“Buyer”).  The Airframe, Engines, Parts, and Records are collectively hereinafter referred to as the “Aircraft.”

In consideration of the Purchase Price and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does this             day of March 2005, grant, convey, transfer, bargain, sell, assign, and deliver all of Seller’s right, title, and interest in and to the Aircraft unto Buyer, its successors and assigns, forever.

Seller hereby warrants to Buyer that, immediately prior to the delivery of this Warranty Bill of Sale, Seller held good and lawful right to sell the Aircraft, and that there is hereby conveyed to Buyer on the date hereof legal and beneficial title to the Aircraft free and clear of all liens, claims, and encumbrances; and that Seller hereby warrants that it shall defend such title against all claims and demands whatsoever of any Person.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officer this         day of March, 2005.

TAXI AEREO DE VERACRUZ, S.A. de C.V.

By:
Name: Antonio Chedraui
Title:

Exhibit C to

Aircraft Sale and Purchase Agreement

DELIVERY CONDITIONS

1.                                       The Aircraft shall be in good working order and have no airworthiness defects.

2.                                       Seller shall have completed all mandatory Airworthiness Directives, mandatory service bulletins, and mandatory maintenance inspections on the Aircraft that require compliance as of the Closing Date.

3.                                       The total time on the Aircraft shall be less than 3,500 hours.

4.                                       Each engine shall have a minimum of 700 hours remaining until the next scheduled overhaul.

5.                                       Any fuel, hydraulic, pneumatic, water, and waste systems leaks shall be within maintenance manual limits.

6.                                       Any Aircraft corrosion shall be within maintenance manual limits.

7.                                       All Delivery Conditions shall be extinguished upon Buyer’s acceptance of the Aircraft.